UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________________________

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2004

(Date of earliest event reported)

THREE-FIVE SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-4373	86-0654102

(Commission File Number)	(IRS Employer Identification Number)

1600 N. DESERT DRIVE
TEMPE, ARIZONA
85281

(Address of Principal Executive Offices) (Zip Code)

(602) 389-8600

(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure
SIGNATURES
EX-99.1

EXPLANATORY NOTE

     This Amendment No. 1 to Form 8-K of Three-Five Systems, Inc. (the “Company”) amends the Company’s Form 8-K dated May 7, 2004, originally filed with the Securities and Exchange Commission on May 7, 2004 (the “Original Filing”). The Company is filing this amendment to correct two inadvertent errors in slide 15 of Exhibit 99.1 to the Original Filing. No other changes have been made to the Original Filing. This Amendment No. 1 continues to speak as of the date of the Original Filing, and the registrant has not updated the disclosures contained therein to reflect any events that occurred at a date subsequent to the filing of the Original Filing.

Item 9. Regulation FD Disclosure

     The Company is furnishing this Report on Form 8-K pursuant to Regulation FD in connection with the disclosure of information, in the form of the textual information from a slide show presentation to be given at the Three-Five Systems’ 2004 Annual Shareholders’ Meeting on May 7, 2004, and at subsequent meetings with institutional investors during the remainder of the quarter.

     The information in this Report on Form 8-K (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section. This Report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

     The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company’s expectations or any change in events, conditions or circumstances on which any forward-looking statement is based.

     The text included with this Report omits various graphic images included in the actual slides used in the presentation. We will make copies of the actual slides, including such graphic images, available for viewing at our website located at www.tfsc.com, although we reserve the right to discontinue that availability at any time.

Exhibit 99.1      TFS: 2004 Annual Shareholders’ Meeting, May 7, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THREE-FIVE SYSTEMS, INC.
Date: May 12, 2004	By:
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, Secretary, and Treasurer

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